Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Stock Dividend Fund, Inc.

We have examined management's assertion about Stock Dividend Fund, Inc.'s compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the
"Act") as of December 31, 2012 included in the accompanying Management Statement Regarding
Compliance with Certain Provisions of the Investment Company
Act of 1940.  Management is
responsible for the Company's compliance with those requirements.
 Our responsibility is to express an
opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of
Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with those requirements and performing such other procedures as we considered
necessary in the circumstance.  Included among our procedures were the following tests performed as of
December 31, 2012, and with respect to agreement of security purchases and sales, for the period from
January 1, 2012 through December 31, 2012.

*	Confirmation of all securities held by Charles Schwab & Co.
 in book entry form;

*	Reconciliation of all such securities to the books and records of the Fund and Charles Schwab &
Co.;

*	Agreement of five security purchases and five security sales since January 1, 2012 from the books
and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.  Our examination does not
provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Stock Dividend Fund, Inc.
was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of December 31, 2012 with respect to securities reflected in the investment account of the Company is fairly stated, in all material respects. This report is intended solely for the information and use of management
of Stock Dividend Fund, Inc. and the Securities and Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP

DRAFT

Dallas, Texas
February 14, 2013